EXHIBIT 16



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                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


                                February 5, 2014


U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549-7561

      Re:   RD&G Holdings Corporation


     On November 30, 2013 my appointment as auditor for RD&G Holdings Corporation ceased. I have read the Company's statements included in Amendment No. 5 to the Company's Registration Statement on Form S-1 and agree with such statements, insofar as they apply to me.


Very truly yours,

/S/ Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.
Certified Public Accountant